Exhibit 10.1


                              CONSULTING AGREEMENT

         THIS AGREEMENT, dated as of January 3, 2006, is between INTEGRATED BIOPHARMA, INC., a corporation organized under the laws of the State of Delaware (hereinafter referred to as the "Company") whose address is 225 Long Avenue, Hillside, New Jersey 07205; and Grand View Consultants, Inc. (hereinafter referred to as the "Consultant"), whose address is 419 Myrtle Avenue, West Islip, New York 11795.

         WHEREAS, the Consultant is in the business of assisting public companies in investor and public relations services designed to make the investing public knowledgeable about the benefits of stock ownership in the Company; and

         WHEREAS, the Consultant may, during the period of time covered by this Agreement, present to the Company one or more plans of public and investor relations to assist the Company in achieving its goals; and

         WHEREAS, the parties agree, after having a complete understanding of the services desired and the services to be provided, that the Company desires to retain Consultant to provide such assistance through its services for the Company, and the Consultant is willing to provide such services to the Company;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1.       The Services.

                  (a) The Company hereby engages Consultant to perform investor and public relations services for the Company. During the Term of the Agreement Consultant shall use its best efforts: (i) to increase the Company's positive exposure in the financial community utilizing various respected media channels and generally accepted methodologies; (ii) to introduce senior management to the institutional investment community by assisting the Company to arrange road shows and to prepare management for favorable presentation of the Company's attributes; (iii) to assist the Company to revise its website to be and remain comparable with websites of companies which maintain successful relationships with institutional investors; (iv) to increase the percentage of the Company's outstanding shares that are owned by mutual funds and institutional investors; and (v) to increase the liquidity of the Company's common stock (all of the foregoing, collectively, referred to as the "Services").

                  (b) Notwithstanding anything to the contrary contained in this Agreement, express or implied, it is expressly understood and agreed by the Consultant that no press release, stockholder or other written or oral communication or information regarding the Company shall be disseminated or distributed by Consultant, whether in print or electronically, without the prior approval of the Company and/or its legal counsel in each instance.

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         2. Relationship Among the Parties.

                  (a) Consultant acknowledges that it is not an officer, director, affiliate, partner, co-venturer or agent of the Company. Accordingly, the Consultant is not, and will not, be responsible for any management decisions on behalf of the Company, and may not commit the Company to any action. The parties each represent that the Consultant does not have, through stock ownership or otherwise, the power to control the Company, or to exercise any dominating influences over its management.

                  (b) Consultant understands and acknowledges that this Agreement shall not create or imply any agency relationship between the parties, and Consultant will not commit the Company in any manner except when a commitment has been specifically authorized in writing by the Company. The Company and the Consultant agree that the relationship between the parties shall be that of independent contractor.

         3. Effective Date and Term.

         This Agreement shall be effective as of January 3, 2006 (the "Effective Date"), and will continue for two (2) years after the Effective Date (the "Term"), except as set forth in Section 4 below.

         4.       Compensation and Payment of Expenses.

                  (a) The Company is hereby issuing to Consultant, in full payment and compensation for all of the Services, an aggregate of 90,000 unregistered and restricted shares of common stock, $.002 par value per share (the "Common Stock"), of the Company (the "Compensation").

                  (b) The initial value of the Compensation shall equal the closing trading price of the Company's common stock on the date of this Agreement ($3.90) multiplied by the total number of Common Shares issued to the Consultant, $351,000 (the "Initial Value").

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         5.       Early Termination.

         If Consultant fails or refuses to use its best efforts to perform the Services hereunder or if, on or before the first anniversary of the Effective
Date: (a) the percentage of the Company's outstanding shares owned by mutual funds and institutional investors has not risen above twenty percent (20%) for at least twenty (20) consecutive days; and/or (b) the Company's average daily trading volume has not equaled or exceeded 100,000 shares for at least twenty
(20) consecutive days, then the Company shall be entitled, upon written notice to the Consultant not later than ten (10) days after the first anniversary of the Effective Date, to cancel the balance of the Term and to receive from Consultant within fifteen (15) days after such cancellation repayment of fifty percent (50%) of the Initial Value in cash or in shares of the Company (valued at the average closing price per share for the ten (10) calendar days preceding and ten (10) calendar days following the date of issuance of the Company's cancellation notice) and, upon such repayment this Agreement will terminate and neither Consultant nor the Company shall have any further rights against or obligations to the other.

         6.       Services Not Exclusive.

         Consultant shall devote such of its time and effort necessary to the discharge of its Services hereunder. The Company acknowledges that Consultant is engaged in other business activities, and that it will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement. Conversely, the Company shall not be restricted during the term of this Agreement from engaging any other individual or entity to provide any type of consulting services to the Company.

         7.       Representations and Warranties of Consultant.

         Consultant understands that the shares issued to it hereunder are "restricted securities" and have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Consultant's representations as expressed herein or otherwise made pursuant hereto. Consultant is acquiring the shares of Common Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in contravention of applicable securities laws, and Consultant has no present intention of selling, granting any participation in, or otherwise distributing the same. Consultant further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any shares of Common Stock. Consultant is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

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         8.       Confidentiality.

         Consultant acknowledges that it may have access to confidential information regarding the Company and its business. Consultant agrees that it will not, during or subsequent to the term of this Agreement, divulge, furnish or make accessible to any person (other than with the written permission of the Company) any knowledge or information or plans of the Company with respect to the Company or its business, including, but not by way of limitation, the products or technology of the Company, whether in the concept or development stage, or being marketed by the Company on the effective date of this Agreement or during the term hereof.

         9.       Covenant Not to Compete.

         During the term of this Agreement, the Consultant warrants, represents and agrees that neither it nor its officers, employees, affiliates or representatives will compete directly with the Company in the Company's business.

         10.      Miscellaneous Provisions

                  (a) Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

                  (b) Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or a legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

                  (c) Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

                  (d) Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

                  (e) Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

                  (f) Good Faith, Cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

                  (g) Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

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                  (h) Assignment. Except as may be provided herein this
Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.

                  (i) Notices. All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier (such as Federal Express or similar express delivery service), addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either party may designate, upon at least ten (10) days written notice, to the other party.

                  (j) Governing Law. The Agreement shall be construed by and enforced in accordance with the laws of the State of New York without regard to conflicts of law principles.

                  (k) Entire Agreement. This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

                  (l) Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

                  (m) Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this agreement as though the signature was an original.

                  (o) Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year provided herein.

COMPANY:                                  CONSULTANT:

INTEGRATED BIOPHARMA, INC.                GRAND VIEW CONSULTANTS, INC.


By: /s/Dina L. Masi - CFO                 By: /S/ Peter Larkin, Jr.- Director
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[NAME/POSITION]                           [NAME/POSITION]


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